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                                                                    EXHIBIT 23.2

                [SHATSWELL, MacLEOD & COMPANY, P.C. LETTERHEAD]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   We consent to the incorporation in this Registration Statement on Form S-4 of Washington Trust Bancorp, Inc., of our report dated February 11, 1999, except for Note 16 as to which the date is February 22, 1999, on our audits of the financial statements of PierBank as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998 and to the reference to our firm under the heading "Experts" in the Proxy Statement/Prospectus.

                                        /s/ Shatswell, MacLeod & Company, P.C.

                                        Shatswell, MacLeod & Company, P.C.

West Peabody, Massachusetts
April 28, 1999